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EXHIBIT 21.1 SUBSIDIARIES OF THE REGISTRANT




                                                            Jurisdiction of          % of Voting
                                                            Incorporation or         Securities Held at
Name of Corporation                                         Organization             December 31, 1996
-------------------                                         ------------             -----------------
TRECO L.L.C.                                                    Nevada                          75
  Basic Investment Inc.                                         Nevada                          32
    Victory Valley Land Company L.P.                            Nevada                          50
  Victory Valley Land Company L.P.                              Nevada                          12

TRE Management Company                                          Delaware                       100

Titanium Metals Corporation                                     Delaware                        30

NL Insurance Limited of Vermont                                 Vermont                        100

NL Industries, Inc.                                             New Jersey                      18